UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2006

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2006, we entered into a letter agreement with certain holders of our 6% senior convertible notes due July 15, 2010 pursuant to which such noteholders agreed to exchange an aggregate of $2,418,000 principal amount of their respective notes for an aggregate of 153,068 shares of our common stock. Such number of shares, which will aggregate 0.5% of our issued and outstanding common stock after giving effect to this transaction, includes 13,299 shares, valued at $30 per share, in lieu of future interest payments had such notes remained outstanding until their maturity, after giving effect to an eighteen month waiver of such payments.

The parties to the agreement and the number of shares issued in exchange for their respective notes, inclusive of future interest thereon, is set forth below:

Name	Principal Amount of Notes	Number of Shares
Merrill Lynch Investment Managers, L.P., on behalf of various advised funds	$2,418,000	153,068

We refer you to the letter agreement which is being furnished as an exhibit to this report and incorporated herein by reference.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this report is incorporated herein by reference. We claim an exemption from registration under the Securities Act of 1933 for the exchange of 139,769 shares of our common stock for the notes by reason of the provisions of Section 3(a)(9) of the Securities Act. We claim an exemption from registration under the Securities Act for the issuance of 13,299 shares of our common stock in lieu of future interest payments by reason of the provisions of Section 4(2) of the Securities Act and a representation by the noteholders that such shares were being acquired for investment purposes only and not with a present view to the resale or distribution of such shares.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Businesses Acquired - None

(b)    Pro Forma Financial Information - None

(c)    Shell Company Transactions - None

(d)    Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated May 8, 2006, between us and Merrill Lynch Investment Managers, L.P., on behalf of various advised funds

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIS TECHNOLOGIES LTD.

Dated: May 12, 2006	By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and Chief Operating Officer